As filed with the Securities and Exchange Commission on June 17, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GenMark Diagnostics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3841	27-2053069
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5964 La Place Court

Carlsbad, CA 92008

(760) 448-4300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Hany Massarany

President and Chief Executive Officer

GenMark Diagnostics, Inc.

5964 La Place Court

Carlsbad, CA 92008

(760) 448-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Kagnoff, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Tel: (858) 677-1400 Fax: (858) 677-1401	Timothy R. Curry, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 Tel: (650) 739-3939 Fax: (650) 739-3900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-174524

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	$5,755,520	$669

(1)	Includes the additional shares of common stock that are issuable upon exercise of the underwriters’ over-allotment option.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933 as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional shares of common stock of GenMark Diagnostics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-174524), initially filed by GenMark with the Securities and Exchange Commission on May 26, 2011, as amended by Amendment No. 1 thereto filed on June 8, 2011, and which was declared effective on June 16, 2011, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-174524 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith:

Exhibit Number	Description

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP (US)

23.3	Consent of Deloitte LLP (UK)

24.1	Power of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the Registrant (File No. 333-174524)).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California, on June 17, 2011.

GENMARK DIAGNOSTICS, INC.

By:	/s/ HANY MASSARANY
Name: Hany Massarany
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Hany Massarany Hany Massarany	President and Chief Executive Officer (Principal Executive Officer)	June 17, 2011

/s/ Paul Ross Paul Ross	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 17, 2011

* Christopher Gleeson	Chairman of the Board	June 17, 2011

* Daryl J. Faulkner	Director	June 17, 2011

* Jim Fox	Director	June 17, 2011

* Kevin C. O’Boyle	Director	June 17, 2011

*By:	/S/ Hany Massarany
Hany Massarany Attorney-in-fact

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